EXHIBIT 23.2

Report of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Summary Selected Financial Data”, “Selected Financial Data” and “Experts” and to the use of our report on American Campus Communities Predecessor dated March 26, 2004, in Amendment No. 5 to the Registration Statement (Form S-11 No. 333-114813) and related Prospectus of American Campus Communities, Inc. for the registration of 13,915,000 shares of its common stock.

/s/    Ernst & Young LLP

Austin, Texas

August 9, 2004